Exhibit 99.3

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS OF MICRO LINEAR CORPORATION
Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2
		FOR	AGAINST	ABSTAIN
Item 1:	Approval and adoption of the Agreement and Plan of Merger, dated as of August 14, 2006, by and among Sirenza Microdevices, Inc., Metric Acquisition Corporation, a wholly owned subsidiary of Sirenza Microdevices, Inc., and Micro Linear Corporation, and approval of the merger.	☐	☐	☐	CHECK THIS BOX FOR OPEN BALLOT If you check this box, the Company will be given access to your proxy	☐
		FOR	AGAINST	ABSTAIN
Item 2:	Grant of discretionary authority to vote upon any matters not known by the Micro Linear board of directors a reasonable time before Micro Linear Corporation mailed the proxy statement as may properly come before the meeting, including authority to vote in favor of any postponements or adjournments of the meeting, if necessary, to solicit additional proxies.	☐	☐	☐	MEETING ATTENDANCE Check this box if you plan to attend the Special Meeting of Stockholders	☐

RESTRICTED

Signature	Signature
Date

Please mark, date and sign as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee or guardian, you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder should sign.

• See other side for important information •

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time on [Date Here].

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

View Micro Linear’s Proxy Statement on the World Wide Web:

http://www.

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Bring this admission ticket and a photo I.D. with you to the meeting on , 2006. Do not mail.
[Micro Linear logo]	Micro Linear Corporation Special Meeting of Stockholders
	Meeting Time/Date:	Meeting Location:

ADMISSION TICKET	:00 a.m. P.D.T., , 2006	Micro Linear Corporation 2050 Concourse Drive San Jose, CA 95131

CONTROL NUMBER RESTRICTED AREA

BAR CODE AREA RESTRICTED

MICRO LINEAR CORPORATION

C/O MACKENZIE PARTNERS, INC.

105 Madison Avenue

New York, NY 10016

[MICRO LINEAR LOGO]

Board of Directors Proxy

SPECIAL MEETING OF STOCKHOLDERS

Timothy A. Richardson and Michael W. Schradle, or either of them, with full power of substitution, are hereby appointed by the signatory of this Proxy to vote all shares of Common Stock held by the signatory on                     , 2006, at the                     , 2006 Special Meeting of Stockholders of Micro Linear Corporation, and any adjournment thereof, on each of the items on the reverse side, subject to any directions given there, and, in their discretion, on all other matters that may properly come before the Special Meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 and 2.

(Continued, and to be dated and signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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Choose                              for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply

log on to                              at www.                             where step-by-step instructions

will prompt you through enrollment.

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